Exhibit A-1(ii)

CERTIFICATE OF CORRECTION

OF THE

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ENTERGY LOUISIANA, INC.

Entergy Louisiana, Inc, a Louisiana corporation (hereinafter the "Corporation"), through its undersigned Executive Vice President and Secretary, pursuant to Section 12:35 of the Louisiana Business Corporation Law (the "LBCL") does hereby certify the following:

1)  When the Corporation filed its Amended and Restated Articles of Incorporation with the Louisiana Secretary of State on or about November 19, 1999, the Corporation inadvertently deleted seven sentences from and added one phrase to paragraph (G) of Part III of Article 3 of the Amended and Restated Articles of Incorporation.

2) Pursuant to R.S. 12:35, the Corporation wishes to correct said paragraph (G) of Part III of Article 3 by filing this Certificate of Correction and notes that below is the corrected paragraph (G) of Part III of Article 3, with the inadvertently deleted seven sentences included and underlined and the inadvertently added phase stricken through:

            "(G) Upon the affirmative vote of a majority of the shares of the issued and outstanding Common Stock at any annual meeting, or any special meeting called for that purpose, the Corporation may at any time redeem all of any series of the Preferred Stock or may from time to time redeem any part thereof, by paying in cash, as to the First Series Preferred Stock, a redemption price of$104.21 per share, as to the Third Series Preferred Stock, a redemption price of $104.06 per share, as to the Fourth Series Preferred Stock, a redemption price of $104.18 per share, as to the Fifth Series Preferred Stock, a redemption price of $103.00 per share, as to the Sixth Series Preferred Stock, a redemption price of $102.92 per share, as to the Eighth Series Preferred Stock, a redemption price of $107.70 per share if redeemed on or prior to April 1, 1981, $105.74 per share if redeemed subsequent to April 1, 1981 but on or prior to April 1, 1986, and $103.78 per share if redeemed subsequent to April 1, 1986, as to the Ninth Series Preferred Stock, a redemption price of $107.04 per share if redeemed on or prior to January 1, 1982, $105.20 per share if redeemed subsequent to January 1, 1982 but on or prior to January 1, 1987, and $103.36 per share if redeemed subsequent to January 1, 1987, as to the Thirteenth Series Preferred Stock, a redemption price of $100.00 per share (except that no share of the Thirteenth Series Preferred Stock shall be redeemed on or before November 1, 1999), as to the Fourteenth Series Preferred Stock, a redemption price of $100.00 per share (except that no share of the Fourteenth Series Preferred Stock shall be redeemed on or before February 1, 1998), and as to the Series H Preferred Stock, a redemption price of $25.00 per share (except that no share of the Series H Preferred Stock shall be redeemed on or before October 1, 1997), and as to each additional series such redemption price or prices, with such restrictions or limitations, if any, on redemption or refunding, as shall be fixed in and by the resolution or resolutions of the Board of Directors of the Corporation providing for such series; plus, in each case where applicable, an amount equivalent to the accumulated and unpaid dividends, if any, to the date fixed for redemption; provided that without the vote of the issued and outstanding Common Stock, the Thirteenth Series Preferred Stock shall be subject to redemption as and for a sinking fund as follows: on November 1, 2001 (such date being hereinafter referred to as the "Thirteenth Series Sinking Fund Redemption Date"), the Corporation shall redeem, out of funds legally available therefor, all of the shares of the Thirteenth Series Preferred Stock then outstanding at the sinking fund redemption price of $100 per share plus, as to each share so redeemed, an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date of redemption (the obligation of the Corporation to redeem all of the shares of the Thirteenth Series Preferred Stock on the Thirteenth Series Sinking Fund Redemption Date or, as hereinafter provided for, on any annual anniversary thereof on which shares of the Thirteenth Series Preferred Stock are outstanding (each such annual anniversary being hereinafter referred to as the "Thirteenth Series Sinking Fund Redemption Date Annual Anniversary") being hereinafter referred to as the "Thirteenth Series Sinking Fund Obligation"); the Thirteenth Series Sinking Fund Obligation shall be cumulative and if on the Thirteenth Series Sinking Fund Redemption Date, or on any Thirteenth Series Sinking Fund Redemption Date Annual Anniversary, the Corporation shall not have funds legally available therefor sufficient to redeem all of the shares of the Thirteenth Series Preferred Stock then outstanding, the Thirteenth Series Sinking Fund Obligation with respect to the shares not redeemed shall carry forward to each successive Thirteenth Series Sinking Fund Redemption Date Annual Anniversary until all of the outstanding shares of the Thirteenth Series Preferred Stock shall have been redeemed; if on the Thirteenth Series Sinking Fund Redemption Date or on any Thirteenth Series Sinking Fund Redemption Date Annual Anniversary, the funds of the Corporation legally available for the satisfaction of the Thirteenth Series Sinking Fund Obligation and all other sinking fund and similar obligations then existing with respect to any other class or series of its stock ranking on a parity as to dividends or assets with the Thirteenth Series Preferred Stock (such Obligation and obligations collectively being hereinafter referred to as the "Total Sinking Fund Obligation") are insufficient to permit the Corporation to satisfy fully its Total Sinking Fund Obligation on that date, the Corporation shall apply to the satisfaction of its Thirteenth Series Sinking Fund Obligation on that date that proportion of such legally available funds which is equal to the ratio of such Thirteenth Series Sinking Fund Obligation to such Total Sinking Fund Obligation; and provided that without the vote of the issued and outstanding Common Stock, the Fourteenth Series Preferred Stock shall be subject to redemption as and for a sinking fund as follows: on February 1, 1999 (such date being hereinafter referred to as the "Fourteenth Series Sinking Fund Redemption Date"), the Corporation shall redeem, out of funds legally available therefor, all of the shares of the Fourteenth Series Preferred Stock then outstanding at the sinking fund redemption price of $100 per share plus, as to each share so redeemed, an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date of redemption (the obligation of the Corporation to redeem all of the shares of the Fourteenth Series Preferred Stock on the Fourteenth Series Sinking Fund Redemption Date or, as hereinafter provided for, on any annual anniversary thereof on which shares of the Fourteenth Series Preferred Stock are outstanding (each such annual anniversary being hereinafter referred to as the "Fourteenth Series Sinking Fund Redemption Date Annual Anniversary") being hereinafter referred to as the "Fourteenth Series Sinking Fund Obligation"); the Fourteenth Series Sinking Fund Obligation shall be cumulative and if on the Fourteenth Series Sinking Fund Redemption Date, or on any Fourteenth Series Sinking Fund Redemption Date Annual Anniversary, the Corporation shall not have funds legally available therefor sufficient to redeem all of the shares of the Fourteenth Series Preferred Stock then outstanding, the Fourteenth Series Sinking Fund Obligation with respect to the shares not redeemed shall carry forward to each successive Fourteenth Series Sinking Fund Redemption Date Annual Anniversary until all of the outstanding shares of the Fourteenth Series Preferred Stock shall have been redeemed; if on the Fourteenth Series Sinking Fund Redemption Date or on any Fourteenth Series Sinking Fund Redemption Date Annual Anniversary, the funds of the Corporation legally available for the satisfaction of the Fourteenth Series Sinking Fund Obligation and all other sinking fund and similar obligations then existing with respect to any other class or series of its stock ranking on a parity as to dividends or assets with the Fourteenth Series Preferred Stock (such Obligation and obligations collectively being hereinafter referred to as the "Total Sinking Fund Obligation") are insufficient to permit the Corporation to satisfy fully its Total Sinking Fund Obligation on that date, the Corporation shall apply to the satisfaction of its Fourteenth Series Sinking Fund Obligation on that date that proportion of such legally available funds which is equal to the ratio of such Fourteenth Series Sinking Fund Obligation to such Total Sinking Fund Obligation~~; and provided that without the vote of the issued and outstanding Common Stock.~~ . Notice of the intention of the Corporation to redeem all or any part of the Preferred Stock shall be mailed not less than thirty (30) days nor more than sixty (60) days before the date fixed for redemption to each holder of record of Preferred Stock to be redeemed, at his post-office address as shown by the Corporation's records, and not less than thirty (30) days' nor more than sixty (60) days' notice of such redemption may be published in such manner as may be prescribed by resolution of the Board of Directors of the Corporation; and, in the event of such publication, no defect in the mailing of such notice shall affect the validity of the proceedings for the redemption of any shares of Preferred Stock so to be redeemed. Contemporaneously with the mailing or publication of such notice as aforesaid or at any time thereafter prior to the date fixed for redemption, the Corporation may deposit the aggregate redemption price (or the portion thereof not already paid in the redemption of such Preferred Stock so to be redeemed) with any bank or trust company in the City of New York, New York, or in the City of New Orleans, Louisiana, named in such notice, payable to the order of the record holders of the Preferred Stock so to be redeemed, as the case may be, on the endorsement and surrender of their certificates, and thereupon said holders shall cease to be stockholders with respect to such shares; and from and after the making of such deposit such holders shall have no interest in or claim against the Corporation with respect to said shares, but shall be entitled only to receive such moneys from said bank or trust company, with interest, if any, allowed by such bank or trust company on such moneys deposited as in this paragraph provided, on endorsement and surrender of their certificates as aforesaid. Any moneys so deposited, plus interest thereon, if any, remaining unclaimed at the end of six years from the date fixed for redemption, if thereafter requested by resolution of the Board of Directors, shall be repaid to the Corporation, and in the event of such repayment to the Corporation, such holders of record of the shares so redeemed as shall not have made claim against such moneys prior to such repayment to the Corporation, shall be deemed to be unsecured creditors of the Corporation for an amount, without interest, equivalent to the amount deposited, plus interest thereon, if any, allowed by such bank or trust company, as above stated, for the redemption of such shares and so paid to the Corporation. Shares of the Preferred Stock which have been redeemed shall not be reissued. If less than all of the shares of any series of the Preferred Stock are to be redeemed, the shares thereof to be redeemed shall be selected by lot, in such manner as the Board of Directors of the Corporation shall determine, by an independent bank or trust company selected for that purpose by the Board of Directors of the Corporation. Nothing herein contained shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock; provided, however, that, so long as any shares of the Preferred Stock are outstanding, the Corporation shall not (i) make any payment, or set aside funds for payment, into any sinking fund for the purchase or redemption of any shares of the Preferred Stock, or (ii) redeem, purchase or otherwise acquire less then all of the shares of the Preferred Stock, if, at the time of such payment or setting aside of funds for payment into such sinking fund, or of such redemption, purchase or other acquisition, dividends payable on any of the Preferred Stock shall be in default in whole or in part, unless, prior to or concurrently with such payment or setting aside of funds for payment into such sinking fund, and/or such redemption, purchase or other acquisition, as the case may be, all such defaults shall be cured or unless such payment or setting aside of funds for payment into such sinking fund, and/or such redemption, purchase or other acquisition, as the case may be, shall have been ordered, approved or permitted under the Public Utility Holding Company Act of 1935. Any shares of the Preferred Stock so redeemed, purchased or acquired shall be retired and canceled."

                    This Certificate of Correction to the Amended and Restated Articles of Incorporation is executed on this the 22nd day of December, 2005.

ENTERGY LOUISIANA, INC.
/s/ Robert Sloan
Robert D. Sloan Executive Vice President & Secretary

ACKNOWLEDGEMENT

STATE OF MISSISSIPPI

COUNTY OF HINDS

            Before me, the undersigned authority personally came and appeared Robert D. Sloan, to me known and known to me to be the Executive Vice President and Secretary of Entergy Louisiana, Inc. and the person who executed the foregoing instrument in such capacity, and who, after first being duly sworn by me, did declare and acknowledge that he signed and executed the foregoing instrument in such capacity for and on behalf of Entergy Louisiana, Inc. as its and his free act and deed, being thereunto duly authorized.

                                                                                                                _/s/ Robert Sloan____________
                                                                                                                Robert D. Sloan
                                                                                                                Executive Vice President & Secretary

            Sworn and subscribed before me at __Clinton___, Mississippi on this 22nd day of December, 2005.

_/s/Sharon A. Smith__________
Notary Public